PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF PLATINUM EAGLE ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY CARD

The undersigned hereby appoints Eli Baker and Jeff Sagansky (the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote all of the Ordinary Shares of Platinum Eagle Acquisition Corp. (the "Company"), a Cayman Islands exempted company, that the undersigned is entitled to vote (the "Shares") at the extraordinary general meeting of shareholders of the Company to be held on [•], 2019 at [•] a.m. Local Time at the offices of Winston & Strawn LLP, at 200 Park Avenue, New York, New York, 10166 and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [•], 2019.

This notice of Extraordinary General Meeting and the accompanying Proxy Statement are available at: https://www.cstproxy.com/platinumeagleacquisitioncorp/sm2019

PLATINUM EAGLE ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8.

Please mark vote as indicated in this example X

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt (i) the agreement and plan of merger, dated as of November 13, 2018, as may be amended from time to time (the "Target Merger Agreement"), by and among the Company, Topaz Holdings LLC, a Delaware limited liability company (f/k/a Topaz Holdings Corp.) and a wholly-owned subsidiary of the Company (the "Holdco Acquiror," and, together with the Company and Signor Merger Sub (defined below), the "Acquirors"), and Algeco Investments B.V., a Netherlands besloten vennotschap ("Algeco Seller"), Arrow Bidco, LLC, a Delaware limited liability company ("Arrow Bidco"), and Algeco US Holdings LLC, a Delaware limited liability company ("Target Parent"), the owner of Target Logistics Management, LLC, a Massachusetts limited liability company ("Target"), pursuant to which Target Parent will merge with and into Arrow Bidco, with Arrow Bidco surviving the merger, and (ii) the agreement and plan of merger, dated as of November 13, 2018, as may be amended from time to time (the "Signor Merger Agreement" and, together with the Target Merger Agreement, the "Merger Agreements"), by and among the Company, Signor Merger Sub LLC, a Delaware limited liability company (f/k/a Signor Merger Sub Inc.) and wholly-owned subsidiary of the Company and sister company to Holdco Acquiror ("Signor Merger Sub"), Arrow Holdings S.a.r.l., a Luxembourg société à responsabilité limitée ("Arrow Seller" and, together with the Algeco Seller, the "Sellers"), and Arrow Parent Corp., a Delaware corporation ("Signor Parent"), the owner Arrow Bidco, and owner of RL Signor Holdings, LLC, a Delaware limited liability company ("Signor"), pursuant to which Signor Merger Sub will merge with and into Signor Parent, with Signor Parent, as sole parent of Arrow Bidco, surviving the merger. Upon the consummation of the business combination, the Holdco Acquiror shall be the sole parent of Arrow Bidco, which shall be the sole parent of each of Target and Signor and a wholly owned subsidiary of Platinum Eagle. (the transactions contemplated by the Merger Agreements, the 'business combination');

FOR ☐ AGAINST ☐ ABSTAIN ☐

Shareholder Certification I hereby certify that I am not acting in concert or as a 'group' as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other shareholder with respect to the Shares in connection with the proposed business combination

SHAREHOLDER CERTIFICATION ☐

Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution, assuming the business combination proposal is approved and adopted, the change of Platinum Eagle's jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, which is expected to be effectuated three calendar days prior to the Closing (the "domestication"). In connection with the domestication, Platinum Eagle will replace its current amended and restated memorandum and articles of association (the "Existing Organizational Documents") with the proposed interim certificate of incorporation of Platinum Eagle Delaware (the "Interim Domestication Charter") (we refer to such proposal as the "domestication proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

The Organizational Documents Proposals — to consider and vote upon three separate proposals (which we refer to, collectively, as the "organizational documents proposals") to approve by special resolution, assuming the domestication proposal is approved and adopted, the following material differences between the current amended and restated memorandum and articles of association of Platinum Eagle (the "Existing Organizational Documents") and the proposed new amended and restated certificate of incorporation (the "Proposed Charter") and bylaws (the "Proposed Bylaws," and, together with the Proposed Charter, the "Proposed Organizational Documents") of Target Hospitality Corp., the post-domestication company ("Target Hospitality"):

Proposal No. 3 — Organizational Documents Proposal A — to approve the provision in the Proposed Charter changing the authorized share capital from $40,100 divided into 380,000,000 Class A ordinary shares, par value $0.0001 per share ("Class A ordinary shares"), 20,000,000 Class B ordinary shares, par value $0.0001 per share ("Class B ordinary shares"), and 1,000,000 preferred shares, par value $0.0001 per share ("preferred shares"), to authorized capital stock of 401,000,000 shares, consisting of (x) 400,000,000 shares of common stock, par value $0.0001 per share ("Target Hospitality common stock") and (y) 1,000,000 shares of preferred stock;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — Organizational Documents Proposal B — to approve the provision in the Proposed Bylaws authorizing that only the board of directors, chairperson of the board of directors or the chief executive officer may call a meeting of stockholders;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — Organizational Documents Proposal C — to approve all other material differences between the Existing Organizational Documents and the Proposed Organizational Documents in connection with the Closing including, among other things, (i) changing the post-business combination corporate name from "Platinum Eagle Acquisition Corp." to "Target Hospitality Corp." and making Target Hospitality's corporate existence perpetual, (ii) adopting Delaware as the exclusive forum for certain stockholder litigation, (iii) granting a waiver regarding corporate opportunities to Target Hospitality's non-employee directors and (iv) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination, all of which Platinum Eagle's board of directors believe are necessary to adequately address the needs of Target Hospitality after the business combination;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution, assuming the business combination proposal, the domestication proposal and the organizational documents proposals are approved and adopted, for the purposes of complying with the applicable listing rules of The Nasdaq Stock Market ("Nasdaq"), the issuance of (x) shares of Target Hospitality common stock to (i) Algeco Seller pursuant to the terms of the Target Merger Agreement, (ii) Arrow Seller pursuant to the terms of the Signor Merger Agreement, and (y) Class A ordinary shares to certain institutions and accredited investors in connection with the Equity Offering;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Incentive Award Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution, assuming the business combination proposal, the domestication proposal, the organizational documents proposals and stock issuance proposal are approved and adopted, the Target Hospitality Corp. 2019 Incentive Award Plan; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Merger Agreements is not satisfied or waived.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________, 2019

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Signature

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(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1, 2, 3, 4, 5, 6, 7 and 8. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.